BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES (DOING BUSINESS AS BHG FINANCIAL) CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024, 2023 and 2022 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES Davie, Florida CONSOLIDATED FINANCIAL STATEMENTS September 30, 2024, 2023 and 2022 CONTENTS REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ........................................ 1 CONSOLIDATED FINANCIAL STATEMENTS CONSOLIDATED BALANCE SHEETS .............................................................................................. 4 CONSOLIDATED STATEMENTS OF INCOME ................................................................................ 6 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME ................................................ 7 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY .......................... 8 CONSOLIDATED STATEMENTS OF CASH FLOWS ....................................................................... 9 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS .............................................................. 11 Crowe LLP Independent Member Crowe Global (Continued) 1. REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Stockholders and the Board of Directors of Bankers Healthcare Group, LLC and Subsidiaries Davie, Florida Opinion on the Financial Statements We have audited the accompanying consolidated balance sheets of Bankers Healthcare Group, LLC and Subsidiaries (the "Company") as of September 30, 2024 and 2023, the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended September 30, 2024, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2024 and 2023 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2024, in conformity with accounting principles generally accepted in the United States of America. Change in Accounting Principle As discussed in Notes 1 of the financial statements, the Company has changed its method of accounting for credit losses effective October 1, 2023 due to the adoption of Financial Accounting Standards Board (FASB) Accounting Standards Codification No. 326, Financial Instruments - Credit Losses (ASC 326). The Company adopted the new credit loss standard using the modified retrospective method such that prior period amounts are not adjusted and continue to be reported in accordance with previously applicable generally accepted accounting principles. The adoption of the new credit loss standard and its subsequent application is also related to the critical audit matter communicated below Basis for Opinion These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. (Continued) 2. Critical Audit Matters The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. Transfers of Loan Receivables The Company enters into arrangements to transfer loan receivables. In accordance with Accounting Standards Codification (“ASC”) Transfers and Servicing (Topic 860), as described in Note 1 to the consolidated financial statements, transfers of loan receivables meeting the criteria for a sale are derecognized from the balance sheet and a net gain or loss on the sale is recognized in Loan Sales Revenue. We have identified the determination of whether a transfer should be accounted for as a sale as a critical audit matter as it involves a high degree of subjectivity. This subjectivity stems from management’s assessment of whether the transferred assets have been isolated from the transferor and the effective control over the transferred assets has been relinquished. The primary procedures performed to address this critical audit matter included: • Evaluating the Company’s written accounting analysis assessing the criteria for a sale in accordance with ASC 860. • Evaluating a true sale legal opinion from the Company’s outside legal counsel. • For a selection of loan receivable transfers, substantively testing the Company’s determination of sales treatment by evaluating the executed master reserve agreement and individual purchase agreement. Qualitative Factors – Estimated Loan Substitutions and Prepayments The estimated loan substitution and prepayments is a significant estimate with a subjective determination of probable and incurred expenses in relation to the loan portfolio previously sold to third-party investors. Refer to Note 1 and Note 6 for the Company’s accounting policy and disclosures related to the estimated loan substitution and prepayments. The Company’s estimated loan substitution and prepayments represents the probable and incurred expenses from the Company’s optional purchase of defaulted loans, coverage of prepayment shortfall, and expenses incurred from investors claiming restricted assets. The calculation of historical expense experience is based on actual historical expenses incurred by the Company and the calculated historical expense experience is augmented by qualitative factors to arrive at the balance reflected in the consolidated financial statements. We have identified the determination of the qualitative factors as a critical audit matter. The determination of the qualitative factors involves significant professional judgment and the use of subjective measurements by management, including internal credit quality data and external economic data. Auditing management’s judgments in their determination of these qualitative factors requires a high degree of auditor effort and judgment. The primary procedures performed to address this critical audit matter included: • Evaluating the significant judgments and assumptions used by management in the determination of the estimated loan substitution and prepayments qualitative factors. • Analytically evaluating the qualitative factors year-over-year for reasonableness. • Evaluating the relevance and reliability of the internal and external data used to develop the qualitative factors.

- Evaluating the overall reasonableness of the estimated loan substitution and prepayments

Allowance for Credit Losses on Loans

In accordance with Accounting Standards Update (the "ASU") 2016-13, *Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments*, the Company adopted Accounting Standards Codification ("ASC") 326 as of October 1, 2023 as described in Note 1 of the consolidated financial statements and the explanatory paragraph above. The Company disclosed the impact of adoption of this standard on October 1, 2023 with a $104 million increase to the allowance for credit losses on loans with a corresponding decrease to retained earnings for the cumulative effect adjustment recorded upon adoption.

The level of the allowance for credit losses on loans is based upon management's evaluation of historical default and loss experience, current and projected economic conditions, asset quality trends, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay a loan, composition of the loan portfolio and other pertinent factors, including regulatory recommendations. For both commercial and consumer loans, the Company utilizes a separate probability of default (PD) and loss given default (LGD) model built by a vendor. The PD / LGD model is run independently for both the Company's commercial and consumer loan portfolios utilizing a historical cohort approach that tracks historical loans through time. The probability of default is estimated by tracking historical cohorts of loans to identify the historical probability of a loan defaulting (charge-off once aged greater than 120 days past due, death, fraud, etc.). The loss given default is estimated by tracking net losses associated with a cohort of defaulted loans. The Company's two loan segments are modeled using this quantitative approach, which is further supplemented by a qualitative adjustment incorporating several US macroeconomic variables including unemployment rate, gross domestic product, consumer price index and interest rates. Projections of these macroeconomic factors, obtained from an independent third party, are utilized to predict a macroeconomic qualitative adjustment. Adjustments are also made to select vintage portfolios to align predicted default rates based on management's current expectations of loan performance. The model design and the qualitative adjustment contribute significantly to the determination of allowance for credit losses on loans.

We identified the assessment of the model design and construction and the assessment of the qualitative adjustment as a critical audit matter because auditing management's estimate required especially subjective auditor judgment and significant audit effort, including the need for specialized skill.

The primary procedures we performed to address this critical audit matter included:

- Substantively testing management's process, including evaluating their judgments used in the conceptual design and construction of the model and assessment of qualitative adjustment, which included:
  - Evaluating the appropriateness of the Company's methodology applied to the adoption of ASC 326.
  - Testing the completeness and accuracy of the current loan data and historical loan data established by the Company and its appropriateness in supporting the estimate.
  - Testing the mathematical accuracy of the calculation of the quantitative factors and qualitative adjustments
  - Evaluating the reasonableness of management's judgments used in the determination of the qualitative adjustments.
  - Utilizing internal specialists to evaluate the appropriateness of valuation methodologies and testing significant judgments used in the model design and construction.

Crowe LLP

Crowe LLP

We have served as the Company's auditor since 2013.

New York, New York
January 6, 2025

3.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2024 and 2023
(dollars in thousands)

	2024	2023
ASSETS		
Cash and cash equivalents, including restricted cash of $298,857 and $311,702 at September 30, 2024 and 2023(1)	$ 608,749	$ 642,519
Loans, net of allowance for credit losses of $27,839 and $64,549 at September 30, 2024 and 2023(1)	531,549	966,917
Loans pledged, net of allowance for credit losses of $209,105 and $148,935 at September 30, 2024 and 2023(1)	1,844,081	2,134,773
Loans held for sale, at lower of cost or fair value	415,389	256,492
Accrued interest receivable (1)	22,992	25,196
Residual interests	84,734	90,309
Fixed assets, net	52,891	57,711
Premises held for sale	16,963	16,963
Accounts receivable	19,045	13,681
Equity investments	27,432	28,519
Intangible assets	19,434	24,721
Servicing assets	31,330	26,758
Other assets (1)	62,537	50,569
Total assets	$ 3,737,126	$ 4,335,128
LIABILITIES AND STOCKHOLDERS' EQUITY		
Liabilities		
Estimated loan substitutions and prepayments	$ 453,520	$ 350,277
Borrower reimbursable fee	156,928	163,306
Secured borrowings, net of unamortized debt issuance costs (1)	2,236,855	2,768,025
Notes payable, net of unamortized debt issuance costs	275,000	345,000
Accrued compensation and other benefits	41,081	22,739
Accounts payable (1)	13,014	12,678
Accrued expenses and other liabilities (1)	48,181	43,325
Total liabilities	3,224,579	3,705,350
Stockholders' equity		
Common stock – $0.0005 par value, 1,000,000 shares authorized and issued, 750,000 shares outstanding	1	1
Retained earnings	512,722	629,924
Treasury stock – 250,000, at cost, shares at $0.68	(170)	(170)
Accumulated other comprehensive income (loss)	(6)	23
Total stockholders' equity	512,547	629,778
Total liabilities and stockholders' equity	$ 3,737,126	$ 4,335,128

(1) Includes amounts in consolidated variable interest entities (VIEs) presented separately in the table on next page.

See accompanying notes to consolidated financial statements.

4

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
September 30, 2024 and 2023
(dollars in thousands)

The following table presents the assets and liabilities of consolidated VIEs, which are included in the consolidated balance sheets above. The assets and liabilities in the table below exclude intercompany balances that eliminate in consolidation.

	2024	2023
Assets of consolidated VIEs, included in total assets above		
Cash and cash equivalents	$ 78,795	$ 112,360
Loans, net of allowance for credit losses	11,210	19,444
Loans pledged, net of allowance for credit losses	1,844,081	2,134,773
Accrued interest receivable	15,702	16,464
Other assets	3,890	2,724
Total assets of consolidated variable interest entities	$ 1,953,678	$ 2,285,765
Liabilities of consolidated VIEs, included in total liabilities above		
Secured borrowings, net of unamortized debt issuance costs	$ 1,787,338	$ 2,073,170
Accrued expenses and other liabilities	5,930	2,624
Total liabilities of consolidated variable interest entities	$ 1,793,268	$ 2,075,794

See accompanying notes to consolidated financial statements.

5

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
Years ended September 30, 2024, 2023 and 2022
(dollars in thousands)

	2024	2023	2022
Interest income	$ 539,075	$ 563,086	$ 370,176
Interest expense:			
Secured borrowings	163,946	146,272	59,912
Notes payable and other	20,642	34,879	15,731
Total interest expense	184,588	181,151	75,643
Net interest income	354,487	381,935	294,533
Provision for credit losses	173,569	300,206	125,181
Net interest income after provision for loan losses	180,918	81,729	169,352
Non-interest income:			
Gain on loan sales, net	223,286	406,730	516,088
Loan origination fees	132,960	179,052	118,414
Reimbursable servicing fee income	15,203	10,936	4,614
Other income	52,980	40,295	25,854
Total non-interest income	424,429	637,013	664,970
Total income net of interest expense and provision for loan losses	605,347	718,742	834,322
Non-interest expense:			
Salaries and employee benefits	220,883	241,841	231,466
Advertising expense	85,834	122,097	166,571
Amortization expense	5,695	7,194	3,877
Portfolio expense	37,231	32,348	22,801
Occupancy expense	5,606	5,926	4,644
Depreciation expense	24,592	17,930	11,368
Professional services	43,499	32,854	27,387
Equipment and technology expense	26,561	26,084	21,273
Other expense	20,660	42,240	30,958
Total non-interest expense	470,561	528,514	520,345
Net income	$ 134,786	$ 190,228	$ 313,977

See accompanying notes to consolidated financial statements.

6

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Years ended September 30, 2024, 2023 and 2022
(dollars in thousands)

	2024	2023	2022
Net income	$ 134,786	$ 190,228	$ 313,977
Other comprehensive income			
Income (loss) on cash flow hedges	-	(639)	6,272
Income (loss) on interest-only strips	(29)	(3)	(1)
Reclassification upon termination of cash flow hedges from other comprehensive income into net income	-	(5,490)	-
Total other comprehensive income (loss)	(29)	(6,132)	6,271
Comprehensive income	$ 134,757	$ 184,096	$ 320,248

See accompanying notes to consolidated financial statements.

7

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years ended September 30, 2024, 2023 and 2022
(dollars in thousands)

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance at October 1, 2021	$ 1	$ 332,824	$ (116)	$ (170)	$ 332,539
Net income	-	313,977	-	-	313,977
Stockholders' distributions	-	(124,046)	-	-	(124,046)
Other comprehensive income (loss)	-	-	6,271	-	6,271
Balance at September 30, 2022	1	522,755	6,155	(170)	528,741
Net income	-	190,228	-	-	190,228
Stockholders' distributions	-	(83,059)	-	-	(83,059)
Other comprehensive income (loss)	-	-	(6,132)	-	(6,132)
Balance at September 30, 2023	1	629,924	23	(170)	629,778
Cumulative change in accounting principle (Note 1)	-	(95,245)	-	-	(95,245)
Balance at October 1, 2023 (as adjusted for change in accounting principle)	1	534,679	23	(170)	534,533
Net income	-	134,786	-	-	134,786
Stockholders' distributions	-	(156,743)	-	-	(156,743)
Other comprehensive income (loss)	-	-	(29)	-	(29)

Balance at September 30, 2024	$ 1	$ 512,722	$ (6)	$ (170)	$ 512,547

See accompanying notes to consolidated financial statements.

8

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended September 30, 2024, 2023 and 2022
(dollars in thousands)

	2024	2023	2022
Cash flows from operating activities			
Net income	$ 134,786	$ 190,228	$ 313,977
Adjustments to reconcile net income to net cash used for operating activities			
Depreciation expense	24,592	17,930	11,368
Amortization expense	5,695	7,194	3,877
Servicing asset amortization expense	16,975	4,410	933
Provision for credit losses	173,569	300,206	125,181
Origination of loans held for sale	(908,704)	(2,352,296)	(2,544,421)
Purchase of loans held for sale	(2,411,805)	(1,819,548)	(1,265,177)
Payments and proceeds from sale of loans held for sale	3,365,142	3,823,965	2,417,134
Gain on loan sales	(223,286)	(407,025)	(516,734)
Reimbursable servicing fee income	(15,203)	(10,936)	(4,614)
Gain on residual interests	(1,860)	(5,259)	-
Gain on equity investments	-	-	(485)
Gain on interest rate swap terminations	-	(5,490)	-
(Gain) loss on disposal of premises and equipment	-	(2,228)	555
Impairment expense	1,252	14,566	3,214

Change in lower of cost or fair value adjustment for loans held for sale	14,959	295	646
Payments of operating lease liabilities	(1,620)	(1,944)	(912)
Amortization of debt issuance costs	10,739	11,079	3,956
Changes in assets and liabilities			
Accrued interest receivable	2,204	(495)	(6,304)
Accounts receivable	(5,364)	22,965	(34,131)
Other assets	3,296	(6,265)	(1,665)
Estimated loan substitutions and prepayments	(361,203)	(261,777)	(192,101)
Accrued compensation and other benefits	18,342	2,232	8,258
Accounts payable	336	(2,835)	5,138
Accrued expenses and other liabilities	3,371	9,556	4,718
Net cash used for operating activities	(153,787)	(471,472)	(1,667,589)
Cash flows from investing activities			
Net proceeds from residual interests	7,435	-	-
Additions to fixed assets	(20,024)	(26,718)	(34,231)
Net change in loans	652,224	533,084	633,888
Proceeds from sale of fixed assets	-	11,415	405
Purchase of intangible assets	-	(6,724)	(25,000)
Purchase of equity investments	(220)	(690)	(4,564)
Net cash provided by investing activities	639,415	510,367	570,498

See accompanying notes to consolidated financial statements.

9

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended September 30, 2024, 2023 and 2022
(dollars in thousands)

	2024	2023	2022
Cash flows from financing activities			
Proceeds from notes payable	470,000	550,000	630,000
Payments on notes payable	(540,000)	(861,984)	(248,820)
Proceeds from secured borrowings	560,146	1,383,253	2,149,682
Payments on secured borrowings	(848,257)	(997,622)	(1,210,580)
Payments of debt issuance costs	(12,833)	(18,469)	(16,096)
Payments on finance lease liabilities	(536)	(494)	(454)
Net proceeds from borrower reimbursable fee	8,825	40,196	42,589
Stockholders' distributions	(156,743)	(83,059)	(124,046)
Net cash provided by (used for) financing activities	(519,398)	11,821	1,222,275
Net increase (decrease) in cash and cash equivalents	(33,770)	50,716	125,184
Cash and cash equivalents, beginning	642,519	591,803	466,619
Cash and cash equivalents, ending	$ 608,749	$ 642,519	$ 591,803

	2024	2023	2022
Supplemental cash flow disclosures			
Cash paid during the year			
Interest	$ 127,302	$ 125,014	$ 37,236
Non-cash transactions			
Transfer from loans held for investment to loans held for sale	84,189	136,281	13,348
Transfer from loans held for sale to loans held for investment	521,128	1,167,773	1,866,648
Deconsolidation of variable interest entity	13,904	-	-
Transfer from fixed assets, net to premises held for sale	-	26,763	-
Residual interest received on sale of loans	-	67,648	-
Notes receivable received in exchange for sale of premises	-	2,100	-
Lease liabilities arising from obtaining right-of-use asset	-	4,804	5,964
Remeasurement of lease obligations	-	166	1,087

See accompanying notes to consolidated financial statements.

10

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 11 NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Nature of Operations: Bankers Healthcare Group, LLC, doing business as BHG Financial (“the Company”), is engaged in the origination of commercial and consumer loans to healthcare providers and other professionals throughout the United States. The loans originated by the Company are either unencumbered, financed by secured borrowings, or sold with limited or non-recourse to independent financial institutions and investors. The Company also has a lead generation division which partners with banks to originate and fund loans. Effective January 2015, 100% of the issued and outstanding shares of capital stock of Bankers Healthcare Group, Inc. were transferred to BHG Founders, Inc. (“BHG Founders’), a Florida corporation, in exchange for 100% of the issued and outstanding shares of capital stock of BHG Founders. Subsequently, also effective January 2015, the Company was converted from a Florida corporation to Bankers Healthcare Group, LLC. As of September 30, 2024 and 2023, the Company is owned 51% by BHG Founders and 49% by Pinnacle National Bank (“Pinnacle Bank”). The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Principles of Consolidation: The Company consolidates entities in which it has a controlling financial interest based on either the variable interest entity (“VIE”) or voting interest model. The Company is required to first apply the VIE model to determine whether it holds a variable interest in an entity, and if so, whether the entity is a VIE and, whether the Company is the primary beneficiary of the entity and therefore has a controlling financial interest. An entity is considered to be a VIE if any of the following conditions exist: (a) the total equity investment at risk is not sufficient to finance the entity’s activities without additional subordinated financial support, (b) the holders of the equity investment at risk lack the ability to make decisions that have a significant effect on the success of the entity or the obligation and rights to absorb the entity’s expected losses or residual returns, or (c) substantially all of the entity’s activities are on behalf of an investor with disproportionately few voting rights as compared to their obligation to absorb losses or right to receive returns from the entity. If the Company determines that the entity is not a VIE, it then applies the voting interest model. Under the voting interest model, the Company has a controlling financial interest when it holds a majority voting interest in an entity (see Note 10). Subsidiaries: Fund-Ex, LLC (“Fund-Ex”), a wholly owned subsidiary of the Company, originated commercial loans to healthcare providers and other professionals throughout the United States. The loans originated by Fund-Ex are financed by secured borrowings to independent financial institutions and investors. BHG Patient Lending, LLC (“Patient Lending”), a wholly owned subsidiary of the Company, facilitates relationships between lenders and healthcare providers. The intent of these relationships is to provide financing to patients for procedures. Patient Lending also acts as the servicer of the financing between independent financial institutions and the patient. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 12 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Subsidiaries (Continued): Fund-Ex Solutions Group, LLC (“FSG”), a wholly owned subsidiary of the Company, operates as an approved Small Business Lending Company (SBLC) and is engaged in the origination and sale of 7(a) commercial loans partially guaranteed by the U.S. Small Business Administration (“SBA”). FSG stopped originating loans in April 2024 and $8.5 million of loans are included in loans held for sale on the consolidated balance sheet as of September 30, 2024. 300 Spencer Street, LLC (“300 Spencer”), a wholly owned subsidiary of the Company, is a real estate entity that owned a parcel of land in Syracuse, New York. The land was sold in May 2023 and 300 Spencer holds a mortgage receivable from the sale. BHG Funding 01, LLC (“Funding 01”), a wholly owned subsidiary of the Company, engages in the financing of certain receivables. The Company uses Funding 01 for its financing activities, in which the Company transferred certain loans into Funding 01 such that the transferred assets can only be used to settle the obligations of Funding 01. The Company also serves as the servicer of Funding 01. BHG CB RC1, LLC (“RC1”), BHG CB TL1, LLC (“TL1”) and BHG CB RC2 (“RC2”), wholly owned subsidiaries of the Company, finance certain receivables. The Company also serves as the servicer of these entities. RC2 was dissolved effective January 2023. 3700 Lakeside Drive, LLC (“3700 Lakeside”), a wholly owned subsidiary of the Company, is a real estate entity that owns a commercial building. This building is held for sale as of September 30, 2024 and 2023. The following wholly owned subsidiaries, as shown in the table below, were created for the purpose of facilitating financing activities related to multiple asset backed securitization (“ABS”) transactions. Collectively these entities are referred to as the “ABS Entities.” In these transactions the Company transferred certain loans into BHG Securitization Funding, a wholly owned subsidiary, which then transferred the loans to the securitization trusts in exchange for notes indirectly backed by the respective notes by way of an equity interest in the grantor trusts. The loans were then transferred to and held by the grantor trusts. Additionally, the Company serves as the servicer of the transferred loans for the grantor trusts. In addition to BHG Securitization Funding, the ABS Entities are as follows: Securitization Trust Grantor Trust Formation Date Bankers Healthcare Group Securitization Trust 2020-A Bankers Healthcare Group Grantor Trust 2020-A July 2020 BHG Securitization Trust 2021-A BHG Grantor Trust 2021-A May 2021 BHG Securitization Trust 2021-B BHG Grantor Trust 2021-B September 2021 BHG Securitization Trust 2022-A BHG Grantor Trust 2022-A February 2022 BHG Securitization Trust 2022-B BHG Grantor Trust 2022-B June 2022 BHG Securitization Trust 2022-C BHG Grantor Trust 2022-C September 2022 BHG Securitization Trust 2023-A BHG Grantor Trust 2023-A March 2023 BHG Securitization Trust 2023-B* BHG Grantor Trust 2023-B* November 2023 BHG Securitization Trust 2024-1CON BHG Grantor Trust 2024-1CON March 2024 *Deconsolidated in March 2024 and not included in ABS Entities balances as of September 30, 2024 (see Note 10) Effective November 2020, the wholly owned subsidiary Risk Management Solutions Group, LLC (“RMSG”) was created. RMSG is a consulting company that provides regulatory and financial risk management services to financial institutions. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 13 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Subsidiaries (Continued): Effective March 2021, the wholly owned subsidiary Stratosphere Holdings, LLC (“Stratosphere Holdings”) was created. Stratosphere Holdings purchased an aircraft and held the note payable related to the purchase. The aircraft was sold in March 2023 and the related note payable was paid off. Stratosphere Holdings was dissolved effective September 2023. Effective June 2021, the wholly owned subsidiary BHG MCB Financing, LLC was created for the purpose of financing certain receivables. Effective November 2022, the wholly owned subsidiaries BHG Funding 03, LLC (“Funding 03”), BHG Funding 04, LLC (“Funding 04”), and BHG Funding 05, LLC (“Funding 05”) were created for the purposes of financing certain receivables. Effective February 2023, the wholly owned subsidiary BHG Funding 06, LLC (“Funding 06”) was created for the purpose of financing certain receivables. Effective May 2023, the wholly owned subsidiary BHG Funding 07, LLC (“Funding 07”) was created for the purpose of financing certain receivables. Effective July 2024, the wholly owned subsidiary BHG Funding 08 Trust (“Funding 08”) was created for the purpose of financing certain receivables. Subsequent Events: The Company has evaluated subsequent events for recognition and disclosure through January 6, 2025, which is the date the consolidated financial statements were available to be issued. Use of Estimates: To prepare financial statements in conformity with U.S. generally accepted accounting principles management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and actual results could differ. Cash and Cash Equivalents: Cash and cash equivalents include unrestricted deposits with financial institutions in checking and money market accounts. The Company considers all highly liquid investments with original maturity dates of three months or less to be cash equivalents. Restricted Cash: The Company has established mandatory reserve accounts with certain of its investors in in compliance with contractual requirements in the loan sale agreements, securitizations and financing transactions. Restricted cash in these accounts was $298.9 million and $311.7 million, as of September 30, 2024 and 2023, respectively. Restricted cash reserve accounts range from 2.0% to 3.0% of the purchaser’s amortized purchase price for loan sale transactions. Concentration of Credit Risk: The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. A significant portion of the Company’s loans are with businesses and medical professionals in the healthcare industry. Significant changes in healthcare laws, or other general changes in the industry could impact the collectability of these loans. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 14 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. For the Company’s loan transfers to investors that meet the criteria for sale accounting treatment, the loans have been isolated from BHG and put presumptively beyond the reach of the Company and its creditors, even in bankruptcy or other receivership. The Company engages law firms specializing in bankruptcy to review the Company’s loan sale agreements. The law firms and the Company have concluded that the contractual sales of loans meet the requirements of a true sale at law within the relevant jurisdictions. Investors who have purchased loans from the Company have the contractual right to sell, pledge or exchange the loans. Investors do not need the Company’s approval to sell, pledge or exchange loans. The Company does not maintain effective control over the loans once they have been sold. The Company does not have an obligation to repurchase or redeem the loans. The Company does not have the right to cause the investors to return the loans. The investors do not have the right to require the Company to repurchase the loans at a price so favorable that the investor will require the repurchase. For certain sale transactions, the Company does not service the loans, however, some of the transfer agreements do specify the purchaser may request the Company’s involvement in the collection efforts on delinquent loans. Pursuant to these transfer agreements, the Company places approximately 3.0% of the total purchase price into a restricted cash account. The agreement acknowledges that these restricted balances are the property of, and belong exclusively to, the Company. These agreements authorize the investor to use the funds held within the accounts in certain circumstances upon a borrower's default. These agreements also provide the purchaser the right to request a loan substitution in certain circumstances upon a borrower’s default or prepayment. The Company has the option, but not the obligation to substitute a defaulted or prepaid loan with a new loan solely at its option. As a result, upon a transfer meeting the criteria for sale treatment, the Company will recognize a gain or loss at the time the loan is transferred and recognize a liability for estimated loan substitutions and prepayments, which is initially recognized at fair value. Loan sales revenue includes the gain on sales of loans and the net adjustments to the estimated loan substitutions and prepayments. The Company also enters into certain other agreements, in which investors fund the principal value of originated loans in return for interest sharing provisions and loss sharing provisions between the Company and investors, do not meet the criteria of a true sale at law. Accordingly, these loans are carried at principal value net of allowance for loans losses and net of deferred loan fees on the balance sheet with an offsetting liability classified as a secured borrowing. Loans: The Company originates commercial and consumer loans to healthcare professionals and other professionals nationwide. Commercial loans are typically secured by liens and security interests on and in the borrower’s business assets. In granting this type of loan, the Company primarily looks to the borrower’s cash flow as the source of repayment with collateral. Payments on commercial loans are often dependent upon the successful operation of the underlying business involved. Repayment of such loans may therefore be negatively impacted by adverse changes in economic conditions, borrower’s inability to effectively manage the business, claims of others against the borrower’s assets which may take priority over the Company’s claims against assets, death or disability of the borrower or loss of market for the borrower’s products or services. Consumer loans are unsecured and require a personal guarantee by the borrower. In granting this type of loan, the Company primarily looks to the borrower’s income as the source of repayment.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 15 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Loans (Continued): The Company partners with certain lenders, including a related party lender (refer to Note 11), to facilitate both commercial and consumer loan originations in certain geographic locations. The Company acts as the marketing firm and refers the loan to a partner bank for funding. Once the loan is funded, the Company has the option to purchase the loan. The purchase price is the cost basis of the loan, equal to the principal net of any financed fees, plus a fee to the partner bank. Loans are offered by the partner banks to the Company on a weekly basis. The Company has the option, but not the obligation, to purchase these loans from the third party. If the Company does not elect to purchase, it is entitled to the origination fees on the loan. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs, and an allowance for credit losses. These loans are presented on the consolidated balance sheet as loans and loans pledged. Loans pledged are loans that are pledged to either term loan facilities or securitizations. Interest income is accrued on the unpaid principal balance. In accordance with the level yield method, loan origination fees, net of certain direct origination costs, are deferred and recognized in loan origination fees. The Company considers loans to be nonperforming at the time the loan is 30 days delinquent. Recognition of interest income on loans is discontinued at the time the loan is 30 days delinquent unless the loan is well-secured and in process of collection. All loans are typically charged off no later than 120 days past due. Past due status is based on the contractual terms of the loan. All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. Purchased Credit Deteriorated (PCD) Loans: As part of the optional substitution clauses within certain loan sale agreements, the Company may repurchase individual loans and groups of loans, substantially all of which have shown more than an insignificant deterioration in credit quality since origination. Loans where some payments are reasonably expected to be collected are treated as purchased credit deteriorated loans. PCD loans are recorded at the amount paid. An allowance for credit losses is determined using the same methodology as other loans held for investment. The initial allowance for credit losses determined on a collective basis is allocated to individual loans. The sum of the loan’s purchase price and allowance for credit losses becomes its initial amortized cost basis. The difference between the initial amortized cost basis and the par value of the loan is a noncredit discount or premium, which is amortized into interest income over the life of the loan. Subsequent changes to the allowance for credit losses are recorded through credit loss expense. Upon adoption of ASC 326, the Company elected to maintain pools of loans that were previously accounted for under ASC 310-30 and will continue to account for these pools as a unit of account. Loans are only removed from the existing pools if they are written off or paid off. Changes to the allowance for credit losses after adoption are recorded through credit loss expense. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 16 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Allowance for Credit Losses: The Company estimates its allowance for credit losses in accordance with the Current Expected Credit Losses (CECL) methodology. Management assesses the adequacy of the allowance at the end of each reporting period. This assessment includes procedures to estimate the allowance and test the adequacy and appropriateness of the resulting balance. The level of the allowance is based upon management's evaluation of historical default and loss experience, current and projected economic conditions, asset quality trends, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay a loan, composition of the loan portfolio and other pertinent factors, including regulatory recommendations. The level of the allowance for credit losses maintained by management is believed adequate to absorb all expected future losses in the loan portfolio at the balance sheet date. The allowance is increased through provision expense for credit losses and decreased by charge-offs, net of recoveries for amounts previously charged-off. The allowance for credit losses is measured on a collective basis for pools of loans with similar risk characteristics. The Company has identified the following pools of financial assets with similar risk characteristics for measuring expected credit losses: Commercial loans Includes loans to businesses or individuals using the money for commercial and other professional purposes. This could include buying medical or office equipment, acquiring a business, starting a primary business or “side business”. These loans are typically secured by liens and security interests on and in the borrower’s business assets, and typically have a personal guarantee of the individual applying for the loan. Repayment is primarily dependent on the business’ cash flows but could rely on the personal cash flow of the borrower. Consumer loans Includes loans issued to individuals not included in the commercial classification. Examples include personal loans for credit card refinancing, travel, emergency needs, etc. These loans are unsecured but typically have a personal guarantee of the individual applying for the loan. Repayment is solely dependent on the personal cash flow of the borrower. For both commercial and consumer loans, the Company utilizes a separate probability of default (PD) and loss given default (LGD) model built by a vendor. The PD / LGD model is run independently for both the Company’s commercial and consumer loan portfolios utilizing a historical cohort approach that tracks historical loans through time. The probability of default is estimated by tracking historical cohorts of loans to identify the historical probability of a loan defaulting (charge-off once aged greater than 120 days past due, death, fraud, etc.). The loss given default is estimated by tracking net losses associated with a cohort of defaulted loans. The Company’s two loan segments are modeled using this quantitative approach, which is further supplemented by a qualitative adjustment incorporating several US macroeconomic variables including unemployment rate, gross domestic product, consumer price index and interest rates. Projections of these macroeconomic factors, obtained from a third party, are utilized to predict a macroeconomic qualitative adjustment. Losses predicted over a one-year period of time are determined to be reasonable and supportable. At the end of the reasonable and supportable period losses are reverted to long term historical averages on a straight-line basis over one-year. The macro-economic reasonable and supportable period and reversion period are re-evaluated annually by the Company and are dependent on the current economic environment among other factors. Adjustments are also made to select vintage portfolios to align predicted default rates based on management’s current expectations of loan performance. Management’s expectations for loan performance are also benchmarked against third party rating agency reports where applicable. The predicted default rates and loss given default rates are then applied to the estimated loan exposure at default (EAD). BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 17 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Allowance for Credit Losses (Continued): In some cases, a loan restructuring could result in providing a modification. Modifications could include a payment delay, term extension or reduced payment. Upon determination that a loan has been deemed uncollectible, the loan is written off. Therefore, the amortized cost basis of the loan is reduced by the uncollectible amount and the allowance for credit losses on loans is adjusted by the same amount. In assessing the adequacy of the allowance for credit losses on loans, the Company considers the results of the Company’s ongoing independent loan review process. The Company undertakes this process to assist in its overall evaluation of the risk characteristics of the entire loan portfolio. Its loan review process includes the judgment of management, the Company’s risk department and reviews that may have been conducted by third-party reviewers including ratings agencies. The Company incorporates relevant loan review results in the allowance. In accordance with CECL, losses are estimated over the remaining contractual terms of loans, adjusted for prepayments. The contractual term excludes expected extensions, renewals and modifications unless management has a reasonable expectation at the reporting date that a modification will be executed or such renewals, extensions or modifications are included in the original loan agreement and are not unconditionally cancellable by the Company. Credit losses are estimated on the amortized cost basis of loans, which includes the principal balance outstanding, purchase discounts and premiums, deferred loan fees and costs. Accrued interest receivable is presented separately on the balance sheets and as allowed under Accounting Standards Update (ASU) 2016-13 Financial Instruments - Credit Losses is excluded from the tabular loan disclosures in Note 5. While policies and procedures used to estimate the allowance for credit losses on loans, as well as the resultant provision for credit losses charged to income, are considered adequate by management and are reviewed periodically, they are necessarily approximate and imprecise. There are factors beyond the Company’s control, such as changes in projected economic conditions or particular industry conditions which may materially impact asset quality and the adequacy of the allowance for credit losses on loans and thus the resulting provision for credit losses. The Company maintains a credit reserve for off balance sheet exposures associated with lending products issued by third parties where the Company shares in the economic profit of the product, while guaranteeing a portion of the loan. Loans Held for Sale: At origination or purchase, all loans are intended for sale in the secondary market and are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to the consolidated statements of income. On a monthly basis, management evaluates its intent and reclassifies any loans from held for sale to held for investment, if its intent has changed or the loans were transferred and did not meet sale treatment for accounting. Loans transferred from held for sale to held for investment are transferred at their carrying amount. During the years ended September 30, 2024, 2023 and 2022, loans held for sale of $521.1 million, $1.2 billion and $1.9 billion, respectively, were transferred to loans held for investment. Loans transferred back from held for investment to held for sale are transferred at lower of cost or fair value of the loan. If fair value is lower than the cost of the loan, the loan is adjusted to fair value. During the years ended September 30, 2024, 2023 and 2022, loans held for investment of $84.2 million, $136.3 million and $13.3 million, respectively, were transferred to held for sale. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 18 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Lending Risk: The principal business of the Company is lending in commercial and consumer loans around the country. A substantial portion of the Company’s loans are unsecured. Accordingly, the ultimate collectability of the loan portfolio is susceptible to changes in market and economic conditions. Commercial Loans Generally, these loans are secured by liens and security interests on and in the borrower’s business assets. A weakened economy, and resultant decreased consumer and/or business spending, could have an effect on the credit quality in this loan class. Consumer Loans Loans in this classification are mostly unsecured. Repayment is dependent on the credit quality of the individual borrower. Therefore, the overall health of the economy, including unemployment rates, the borrower’s disposable income and housing prices, could have an effect on the credit quality in this loan class. Accrued Interest Receivable: Accrued interest receivable includes interest due to the Company from the loans held on the consolidated balance sheets. Management believes there are no material uncollectible accrued interest receivable as of September 30, 2024 and 2023, therefore no allowance for credit losses has been recorded. Fixed Assets: Fixed assets are stated at cost less accumulated depreciation. Expenditures for additions and improvements are capitalized. Repairs and maintenance charges, which are not considered to extend the useful lives of the assets, are expensed as incurred. Depreciation is computed on a straight-line basis over the useful life of the asset ranging from three to thirty years. The Company records its finance lease as an asset and an obligation at an amount equal to the present value at the beginning of the lease term of minimum lease payments during the lease term. The Company capitalizes development costs for internal use software beginning at the start of application development. Depreciation begins on the date the software is ready for its intended use and the depreciation period is based on estimated useful life. Premises Held for Sale: Premises held for sale include property the Company intends to sell. This property is stated at the lower of carrying value or fair value, less estimated costs to sell. If the determination is made that the Company no longer expects to sell the property, the property will be reclassified out of premises held for sale. Accounts Receivable: Accounts receivable mainly include receivables from investors as a result of loan sales, referral commission income earned but not yet received, and miscellaneous trade receivables. Management believes there are no material uncollectible accounts receivable as of September 30, 2024 and 2023. Equity Investments: Equity investments include investments without a readily determinable fair value. These investments are measured at cost minus impairment, if any, plus or minus changes in value resulting from observable price changes arising from orderly transactions. The Company considers a range of factors when adjusting the fair value of these investments, including, but not limited to, the term and nature of the investment, market conditions, values for comparable securities, current and projected operating performance, and financing transactions subsequent to the acquisition of the investment. There were no fair value adjustments from observable price changes arising from orderly transactions during the years ended September 30, 2024 and 2023. Fair value adjustments from observable price changes of $485,000 for the year ended September 30, 2022 have been included in other income. The Company recorded an impairment expense of $1.0 million related to equity investments during the year ended September 30, 2024 which has been included in other expense on the consolidated statements of income.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 19 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Intangible Assets: Intangible assets are accounted for in accordance with ASC 350, Intangibles – Goodwill and Other. Under ASC 350, intangible assets with finite useful lives are amortized over their estimated useful lives. Goodwill and intangible assets deemed to have an indefinite life are not amortized and are subject to impairment tests, at least annually. The Company has selected September 30 as the date to perform the analysis in which carrying value is compared to fair value. Refer to Note 4 for further discussion on the Company’s accounting policies for intangible assets. Servicing Assets and Liabilities: Upon sale of the loans to third parties, any servicing right asset or liability is recognized at fair value with the income statement effect recorded in gain on sales of loans. Servicing assets and liabilities are subsequently measured under ASC 860, Transfers and Servicing, using the amortization method. The Company is using the amortization method, which amortizes the asset in proportion to, and over the period of, the estimated future net servicing income on the underlying sold portions of the loans (guaranteed) and assesses the servicing assets for impairment based on fair value at each reporting date. Servicing assets of $31.3 million and $26.8 million are included in servicing assets on the consolidated balance sheets as of September 30, 2024 and 2023, respectively. Servicing liabilities of $168,000 and $305,000 are included in accrued expenses and other liabilities on the consolidated balance sheets as of September 30, 2024 and 2023, respectively. Amortization expense relating to servicing assets amounted to $17.0 million, $4.4 million and $933,000 for the years ended September 30, 2024, 2023 and 2022, and has been included in other income on the consolidated statements of income. In evaluating and measuring impairment of servicing assets, the fair value of servicing assets is determined by calculating the present value of estimated future net servicing cash flows, using assumptions of prepayments, defaults, servicing costs and discount rates that the Company believes market participants would use for similar assets. If the Company determines that the impairment is temporary, a valuation allowance is recognized through a charge to current earnings for any excess of amortized cost over the current fair value. If the fair value were to later increase, the valuation allowance may be reduced as a recovery. However, if the Company determines that impairment is other than temporary, the value of the servicing asset and any related valuation allowance is written down. No valuation allowance was recorded as of September 30, 2024 and 2023, respectively. Company-Owned Life Insurance: The Company has purchased life insurance policies on certain key executives. Company-owned life insurance is recorded at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement. Cash surrender value of company-owned life insurance of $2.1 million and $2.0 million is included in other assets on the consolidated balance sheets as of September 30, 2024 and 2023, respectively. Interest-Only Strip: The Company records an interest-only strip when it has a right to excess interest payment streams related to loans transferred to third parties that meet the criteria for sales treatment. These interest-only strips are accounted for similar to securities available for sale and are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. All interest received is applied first to expected monthly cash flows, and then to accretable yield. Expected cash flows are reviewed on a monthly basis to determine if adjustment to carrying amount is necessary. Interest only strip of $159,000 and $269,000 is included in other assets on the consolidated balance sheets as of September 30, 2024 and 2023, respectively. No new interest-only strips were originated during the years ended September 30, 2024 or 2023. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 20 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Debt Issuance Costs: Debt issuance costs are amortized on a straight-line basis, which approximates the effective interest method, during the revolving period of the line of credit or using the effective interest method during the total term of the term debt agreement, respectively. The unamortized debt issuance costs relating to the lines of credit are included in other assets and the unamortized costs relating to term debt are recorded as either a reduction of the corresponding note payable or secured borrowing. Amortization of debt issuance costs is recorded in the consolidated statements of income within notes payable interest expense or secured borrowings interest expense, dependent on the classification of the debt it relates to. Estimated loan substitutions and prepayments: The estimate for loan substitutions and prepayments represents the Company's estimate of expenses from the Company’s discretionary repurchase or substitution of defaulted loans, coverage of prepayment shortfall, and expenses incurred from investors claiming restricted assets. In accordance with ASC 860, Transfers and Servicing, the estimate for loan substitutions and prepayments is initially recognized at fair value and then subsequently recorded considering the probability of a discretionary substitution or prepayment event. The expense is estimated based on thirty-six month trailing historical expense rate and is adjusted for qualitative factors. The qualitative factors include considerations of the following: levels of and trends in delinquencies and impaired loans, charge-offs and recoveries and prepayments; effects of any changes in risk selection and underwriting standards; and national economic trends and conditions. Borrower Reimbursable Fee: Most commercial loans originated by the Company include a fee that is collected at the time of funding that is due to be repaid to the borrower at the time the note is paid in full, less any accumulated fees, etc. The outstanding payable for these reimbursable fees, net of any accumulated fees, or forfeiture, was $156.9 million and $163.3 million, as of September 30, 2024 and 2023, respectively. Self-Insurance: The Company is self-insured for certain losses relating to medical claims. Self-insurance claims filed and claims incurred but not reported are accrued based upon management’s estimates of the discounted ultimate cost for self-insured claims incurred using actuarial assumptions followed in the insurance industry and historical experience. Although management believes it has the ability to reasonably estimate losses related to claims, it is possible that actual results could differ from recorded self-insurance liabilities. Total self-insurance liabilities of $1.2 million and $1.5 million are included in accrued compensation and other benefits on the consolidated balance sheets as of September 30, 2024 and 2023, respectively. Off-Balance Sheet Profit-Sharing Agreements: The Company has a profit sharing agreement with a 3rd party bank and a profit sharing agreement with a related party bank under which BHG markets the Company’s credit card products to its customers. The banks will underwrite and approve the credit quality of the borrowers and issue a co-branded credit card to the borrower. Transaction spend by the borrowers is funded by the banks as the legal lender. The Company shares in a fixed percentage of the portfolio’s profits after servicing and funding costs and any credit losses. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 21 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe that there are such matters that will have a material effect on the consolidated financial statements. Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect these estimates. Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values: Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date. Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data. Level 3 – Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. Income Taxes: The Company has analyzed filing positions in all of the federal and state jurisdictions where it is required to file income tax returns, as well as all open tax years in these jurisdictions. The periods subject to examination for the Company's federal return are the 2021 through 2023 tax years. The Company believes that its income tax filing positions and deductions would be sustained on audit, therefore no reserves for uncertain income tax positions have been recorded. The Company's policy for recording interest and penalties associated with audits is to record such items as a component of income before taxes. There were no such items during the periods covered in this report. The Company has elected to be treated as Partnership under the Internal Revenue Code, and as such all items of income, deduction and credits are reported to and taxed at the shareholder level. Generally, most state and local jurisdictions require similar flow-through treatment of the Company's activity, however, some states where the Company is required to file do impose minimum filing fees, gross-receipts based, income based or franchise taxes at the Partnership level. The Company paid $5.3 million, $1.4 million and $10.7 million of these various taxes for the years ended September 30, 2024, 2023 and 2022, respectively, that has been included in other expense. The majority of these taxes were non-income based, and accordingly no provision or liability for state income taxes has been recorded in these consolidated financial statements. Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains (losses) on the interest-only strips as well as unrealized gains on the cash flow hedges and reclassifications of gains from terminated cash flow hedges, which are also recognized as separate components of stockholders’ equity. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 22 NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Commission Income on Referrals: For borrowers that do not meet the Company’s loan underwriting standards, the Company refers the borrowers to other financing companies and earns a fee if the other finance company extends credit to the borrower. The Company records revenue when the partnered financing companies fund the loan, as well as when contractual payments are made by the borrowers. Commission income on referrals of $5.0 million, $4.6 million and $2.3 million, for the years ended September 30, 2024, 2023 and 2022, respectively, has been included in other income. Advertising Expense: Advertising costs are expensed in the year they are incurred. Advertising expense amounted to $85.8 million, $122.1 million and $166.6 million for the years ended September 30, 2024, 2023 and 2022, respectively. Portfolio Expense: Portfolio expenses are related to miscellaneous loan administration and collection costs. These costs are expensed in the year they are incurred. Portfolio expense amounted to $37.2 million, $32.3 million and $22.8 million for the years ended September 30, 2024, 2023 and 2022, respectively. A significant portion of this expense is from a related party (refer to Note 11). Derivatives: The Company has entered into cash flow hedge agreements. A cash flow hedge is a hedge of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability. For a cash flow hedge, the gain or loss on the derivative is reported in other comprehensive income and is reclassified into earnings in the same periods during which the hedged transaction affects earnings. Net cash settlements on derivatives that qualify for hedge accounting are recorded in interest expense, based on the item being hedged. Cash flows on hedges are classified in the consolidated statements of cash flows the same as the cash flows of the items being hedged. The Company formally documents the relationship between derivatives and hedged items, as well as the risk-management objective and the strategy for undertaking hedge transactions at the inception of the hedging relationship. This documentation includes linking cash flow hedges to specific assets and liabilities on the balance sheet or to specific firm commitments or forecasted transactions. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative instruments that are used are highly effective in offsetting changes in fair values or cash flows of the hedged items. The Company discontinues hedge accounting when it determines that the derivative is no longer effective in offsetting changes in cash flows of the hedged item, the derivative is settled or terminates, a hedged forecasted transaction is no longer probable, a hedged firm commitment is no longer firm, or treatment of the derivative as a hedge is no longer appropriate or intended. When hedge accounting is discontinued, subsequent changes in fair value of the derivative are recorded as other income. When a cash flow hedge is discontinued but the hedged cash flows or forecasted transactions are still expected to occur, gains or losses that were accumulated in other comprehensive income are amortized into earnings over the same periods which the hedged transaction will affect earnings. The Company is exposed to losses if a counterparty fails to make its payments under a contract in which the Company is in the net receiving position. The Company anticipates that the counterparties will be able to fully satisfy their obligations under the agreements. The contract to which the Company is a party settles monthly. All cash flow hedge agreements were terminated during the year ended September 30, 2023, resulting in $5.5 million being reclassified from other comprehensive income into other income.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Retirement Plan: The Company sponsors a qualified 401(k) retirement plan covering all eligible employees. The Company's 401(k) plan expense is the amount of contributions, which is equal to 50% of the employee contribution up to 6% of their eligible compensation.

Reclassifications: Some items in the prior year financial statements may have been reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or stockholders' equity.

Recent Accounting Pronouncements: On October 1, 2023, the Company adopted ASU 2016-13, *Financial Instruments - Credit Losses* (Topic 326) ("ASU 2016-13"). ASU 2016-13 replaces the incurred loss methodology with an expected loss methodology, which is referred to as the current expected credit loss ("CECL") methodology. The CECL methodology is applicable to the measurement of credit losses on financial assets measured at amortized cost, including the Company's loan receivables.

The Company adopted ASC 326 using the modified retrospective method for all financial assets measured at amortized cost and off-balance sheet (OBS) credit exposures. Results for reporting periods beginning after October 1, 2023 are presented under ASC 326 while prior period amounts continue to be reported in accordance with previously applicable GAAP.

The Company adopted ASC 326 using the prospective transition approach for financial assets purchased with credit deterioration (PCD) that were previously classified as purchased credit impaired (PCI) and accounted for under ASC 310-30. In accordance with the standard, management did not reassess whether PCI assets met the criteria of PCD assets as of the date of adoption.

The following table illustrates the impact of ASC 326 as of October 1, 2023 (in thousands):

	As Reported Under ASC 326	Pre-ASC 326 Adoption	Impact of ASC 326 Adoption
Assets:			
Other assets[1]	$ 63,241	$ 50,569	$ 12,672
Allowance for credit losses on loans	(99,223)	(64,549)	(34,674)
Allowance for credit losses on loans pledged	(218,487)	(148,935)	(69,552)
Liabilities:			
Accrued expenses and other liabilities[2]	$ (47,016)	$ (43,325)	$ (3,691)

[1] Other assets in scope of ASC 326 include loss sharing provision on certain transfers of financial assets where sale criteria has not been met.
[2] Accrued expenses and other liabilities in scope of ASC 326 include off balance sheet credit loss exposures.

In March 2022, the FASB issued Accounting Standards Update 2022-02, *Financial Instruments - Credit Losses* (Topic 326): *Troubled Debt Restructurings and Vintage Disclosures*, which removes the accounting guidance for troubled debt restructurings and requires entities to evaluate whether a modification provided to a borrower results in a new loan or continuation of an existing loan. The amendments enhance existing disclosures and require new disclosures for receivables when there has been a modification in contractual cash flows due to a borrower experiencing financial difficulties. Additionally, the amendments require public business entities to disclose gross charge-off information by year of origination in the vintage disclosures. The guidance is effective for entities that have adopted ASU 2016-13 for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022. The Company adopted ASU 2022-02 on October 1, 2023 and incorporated the required disclosures into Note 2 – Loans and Allowance for Credit Losses.

Continued

23

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 2 – LOANS AND ALLOWANCE FOR CREDIT LOSSES

Loans held for investment, including loans held for investment, pledged, at September 30, 2024 and 2023 were as follows (in thousands):

	2024	2023
Commercial	$ 1,671,943	$ 2,381,910
Consumer	1,039,025	1,076,568
Less: Net deferred loan fees and costs	(98,394)	(143,304)
Allowance for credit losses	(236,944)	(213,484)
Loans, net	$ 2,375,630	$ 3,101,690

The following table presents the activity in the allowance for credit losses by portfolio for the years ended September 30, 2024, 2023 and 2022 (in thousands):

September 30, 2024	Commercial	Consumer	Total
Allowance for credit losses:			
Beginning balance, prior to adoption of ASC 326	$ 138,285	$ 75,199	$ 213,484
Impact of adopting ASC 326	72,910	31,316	104,226
Provision for credit losses	83,410	90,159	173,569
Loans charged-off	(177,473)	(72,718)	(250,191)
Recoveries	18,020	10,392	28,412
Deconsolidation of variable interest entity	(7,663)	(10,230)	(17,893)
Other	(9,361)	(5,302)	(14,663)
Total ending allowance balance	$ 118,128	$ 118,816	$ 236,944

September 30, 2023	Commercial	Consumer	Total
Allowance for loan losses:			
Beginning balance	$ 59,046	$ 42,280	$ 101,326
Provision for loan losses	199,715	100,491	300,206
Loans charged-off	(128,711)	(72,652)	(201,363)
Recoveries	8,235	5,080	13,315
Total ending allowance balance	$ 138,285	$ 75,199	$ 213,484

September 30, 2022	Commercial	Consumer	Total
Allowance for loan losses:			
Beginning balance	$ 25,469	$ 16,391	$ 41,860
Provision for loan losses	67,872	57,309	125,181
Loans charged-off	(37,837)	(32,776)	(70,613)
Recoveries	3,542	1,356	4,898
Total ending allowance balance	$ 59,046	$ 42,280	$ 101,326

Continued
24

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 2 – LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio, and based on impairment method as of September 30, 2023 (in thousands):

September 30, 2023	Commercial	Consumer	Total
Allowance for loan losses:			
Ending allowance balance attributable to loans:			
Individually evaluated for impairment	$ 37,011	$ 15,422	$ 52,433
Collectively evaluated for impairment	100,969	59,764	160,733
Acquired with deteriorated credit quality	305	13	318
Total ending allowance balance	$ 138,285	$ 75,199	$ 213,484
Loans:			
Loans individually evaluated for impairment	$ 77,911	$ 34,752	$ 112,663
Loans collectively evaluated for impairment	2,297,836	1,041,414	3,339,250
Loans acquired with deteriorated credit quality	6,163	402	6,565
Total ending loans balance	$ 2,381,910	$ 1,076,568	$ 3,458,478

The following table presents information related to impaired loans as of September 30, 2023, and for the year then ended (in thousands):

	Unpaid Principal Balance	Recorded Investment	Allowance for Credit Losses Allocated	Average Recorded Investment
September 30, 2023				
With an allowance recorded:				
Commercial	$ 77,911	$ 77,911	$ 37,011	$ 61,632
Consumer	$ 34,752	$ 34,752	$ 15,422	$ 32,918

The recorded investment in loans excludes accrued interest receivable and loan origination fees, net, due to immateriality. Impaired loans include loans that are individually evaluated for impairment as well as troubled debt restructurings. Interest income and cash basis interest income recognized on impaired loans is not material.

The following tables present the amortized cost basis of loans on nonaccrual status and loans past due over 89 days still accruing as of September 30, 2024:

	Nonaccrual With No Allowance For Credit Loss	Nonaccrual	Loans Past Due Over 89 Days Still Accruing
Commercial	$ -	$ 50,986	$ -
Consumer	-	28,093	-
Total	$ -	$ 79,079	$ -

The Company recognized no interest income on nonaccrual loans during the year ended September 30, 2024.

Continued

25

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 2 – LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

The following tables present the recorded investment in non-accrual and loans past due over 89 days still on accrual by class of loans as of September 30, 2023:

	Nonaccrual	Loans Past Due Over 89 Days Still Accruing
Commercial	$ 50,986	$ -
Consumer	28,093	-
Total	$ 79,079	$ -

The following table presents the aging of the amortized cost basis in past due loans as of September 30, 2024 and 2023 (in thousands):

	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 89 Days Past Due	Total Past Due	Loans Not Past Due	Total
September 30, 2024						
Commercial	$ 24,102	$ 13,583	$ 13,301	$ 50,986	$ 1,620,957	$ 1,671,943
Consumer	$ 13,795	$ 7,462	$ 6,837	$ 28,093	$ 1,010,932	$ 1,039,025
September 30, 2023						
Commercial	$ 36,792	$ 21,054	$ 20,065	$ 77,911	$ 2,303,999	$ 2,381,910
Consumer	$ 17,290	$ 9,480	$ 7,982	$ 34,752	$ 1,041,816	$ 1,076,568

All loans greater than 30 days past due were not accruing interest as of September 30, 2024 and 2023.

Occasionally, the Company modifies loans to borrowers in financial distress by providing interest rate reductions, term extensions or principal forgiveness. When principal forgiveness is provided, the amount of forgiveness is charged-off against the allowance for credit losses

The following table presents the amortized cost basis of loans at September 30, 2024 that were both experiencing financial difficulty and modified during the year ended September 30, 2024, by loan type and type of modification. The percentage of amortized cost basis of loans that were modified to borrowers in financial distress as compared to the amortized cost basis of each class of financing receivable is also presented below (in thousands):

	Principal Forgiveness	Payment Delay	Term Extension	Interest Rate Reduction	Total Class of Financing Receivables
Commercial	$ -	$ 1,508	$ 19,712	$ 309	1.29%
Consumer	-	375	6,527	251	0.69%
Total	$ -	$ 1,883	$ 26,239	$ 560	1.98%

The Company has committed to lend no additional amounts to the borrowers included in the previous table.

Continued

26

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 2 – LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

The Company closely monitors the performance of loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts. The following table presents the performance of such loans that have been modified in the last 12 months (in thousands):

	30-59 Days Past Due	60-89 Days Past Due	Greater than 89 Days Past Due	Total Past Due
September 30, 2024				
Commercial	$ 1,922	$ 443	$ 425	$ 2,790
Consumer	326	106	342	774
Total	$ 2,248	$ 549	$ 767	$ 3,564

The following table presents the financial effect of the loan modifications presented above to borrowers experiencing financial difficulty for the year ended September 30, 2024 (in thousands):

	Principal Forgiveness	Weighted-Average Interest Rate Reduction	Weighted-Average Term Extension (Months)
Commercial	$ 585	13.6%	22
Consumer	179	9.1%	16
Total	$ 764		

The following table presents the amortized cost basis of loans that had a payment default during the year ended September 30, 2024 and were modified in the twelve months prior to that default to borrowers experiencing financial difficulty (in thousands):

	Principal Forgiveness	Payment Delay	Term Extension	Interest Rate Reduction
Commercial	$ -	$ 371	$ 10,360	$ 309
Consumer	-	101	2,407	208
Total	$ -	$ 472	$ 12,767	$ 517

Upon the Company's determination that a modified loan has subsequently been deemed uncollectible, the loan is written off. Therefore, the amortized cost basis of the loan is reduced by the uncollectible amount and the allowance for credit losses is adjusted by the same amount.

Continued

27

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 2 – LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

Credit Quality Indicators

The Company considers the performance of the loan portfolio and its impact on the allowance for credit losses. For commercial loans, the Company evaluates credit quality based on the aging status of the loan, which was previously presented, and by payment activity. The Company considers loans to be nonperforming at the time the loan is 30 days delinquent unless the loan is well-secured and in process of collection. The following table presents the amortized cost in commercial and consumer loans as of September 30, 2024 by fiscal origination year, based on payment activity (in thousands):

	2024	2023	2022	Prior	Revolving Credit	Total
Commercial:						
Payment performance:						
Performing	$ 8,876	$ 433,566	$ 709,437	$ 460,563	$ 7,707	$ 1,620,149
Nonperforming	491	14,738	25,986	9,521	1,058	51,794
Total commercial loans	$ 9,367	$ 448,304	$ 735,423	$ 470,084	$ 8,765	$ 1,671,943
Commercial:						
Current period gross write offs	$ -	$ 48,462	$ 90,336	$ 36,694	$ 1,981	$ 177,473
Consumer:						
Payment performance:						
Performing	$ 315,452	$ 258,411	$ 257,611	$ 179,499	$ -	$ 1,010,973
Nonperforming	3,512	6,751	11,075	6,714	-	28,052
Total consumer loans	$ 318,964	$ 265,162	$ 268,686	$ 186,213	$ -	$ 1,039,025
Consumer:						
Current period gross write offs	$ 3,479	$ 21,411	$ 31,344	$ 16,484	$ -	$ 72,718

Purchased Credit Deteriorated Loans

The Company has purchased loans, for which there was, at acquisition, evidence of more than insignificant deterioration of credit quality since origination. The carrying amount of the loans is as follows (in thousands):

2024

Purchase price of loans at acquisition	$	42,476
Allowance for credit losses at acquisition		(61)
Non-credit discount/(premium) at acquisition		(26,938)
Fair value of acquired loans at acquisition	$	15,477

Continued

28

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 2 – LOANS AND ALLOWANCE FOR CREDIT LOSSES (Continued)

Purchased Credit Impaired Loans

The Company has purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of the loans is as follows (in thousands):

		2023
Carrying amount, net of allowance of $318	$	6,247

Purchased credit impaired loans purchased during the year ended September 30, 2023, for which it was probable at acquisition that all contractually required payments would not be collected, were not material.

NOTE 3 – FIXED ASSETS, NET

A schedule of fixed assets at September 30, 2024 and 2023, is as follows (in thousands):

		2024		2023
Leasehold improvements	$	1,249	$	1,290
Furniture and fixtures		2,018		2,092
Office equipment		8,033		6,964
Buildings and building improvements		3,931		3,931
Software		65,970		55,187
Internal use software – work in progress		30,549		23,470
Accumulated depreciation		(58,859)		(35,223)
Fixed assets, net	$	52,891	$	57,711

Depreciation expense was $24.6 million, $17.9 million and $11.4 million for the years ended September 30, 2024, 2023 and 2022, respectively.

During the year ended September 30, 2023, the Company determined that certain premises met the criteria to be classified as held for sale. The premises are presented as premise held for sale in the consolidated balance sheet as of September 30, 2024 and 2023. Assets held for sale are recorded at the lower of carrying value or fair value, less costs to sell, in accordance with ASC 360-10-15, *Impairment or Disposal of Long-Lived Assets*.

As a result of classifying this premise as held for sale during the year ended September 30, 2023, the Company recorded impairment charges of $9.8 million to write down the premise to its estimated fair value, less costs to sell. The impairment was recorded within other expenses in the consolidated statements of income.

Continued

29

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 4 – INTANGIBLE ASSETS

FSG owns a Small Business Loan Company (SBLC) license and is authorized to make government guaranteed loans under the Small Business Administration 7(a) Business Loan program. FSG evaluates the intangible asset annually for impairment on September 30. As of and for the years ending September 30, 2024 and 2023 there has been no impairment of this intangible asset. FSG stopped originating loans in April 2024 and intends to sell this license once it has sold the remaining 7(a) loans held for sale.

No amortization expense was recorded on the license as of September 30, 2024, as it is considered to have an indefinite life.

In December 2021, the Company acquired a 50% profit share in a consumer and commercial credit card portfolio for $25 million. The Company is accounting for this as a customer-related intangible asset subject to amortization on a straight-line basis over a weighted average amortizable life of 6 years. In May 2023, the Company purchased an incremental intangible asset related to the credit card portfolio for $6.7 million which was added to the original intangible asset balance and amortized over the remaining life. Amortization expense relating to this intangible asset amounted to $5.3 million and $6.1 million for the years ended September 30, 2024 and 2023, respectively, and has been included in amortization expense. As of, and for the years ending, September 30, 2024 and 2023 there has been no impairment of this intangible asset.

NOTE 5 – SERVICING ASSETS

Loans serviced for others are not reported as assets. The principal balances of these loans as of September 30, 2024 and 2023 are as follows (in thousands):

	2024	2023
Loan portfolios serviced for:		
Commercial	$ 1,016,220	$ 1,038,402
Consumer	1,391,775	521,025

Servicing assets are included in other assets on the consolidated balance sheets as of September 30, 2024 and 2023, respectively. The following summarizes the activity pertaining to servicing assets for the year ending September 30, 2024 and 2023 (in thousands):

	2024	2023
Beginning of year	$ 26,758	$ 3,788
Additions	21,547	27,380
Amortized to other income	(16,975)	(4,410)
Change in valuation allowance	-	-
End of year	$ 31,330	$ 26,758

The fair value of servicing assets was $33.0 million and $27.5 million at September 30, 2024 and 2023, respectively. Fair value at year-end 2024 was determined using discount rates ranging from 12.00% to 14.00% and weighted average constant prepayment rates (CPR) ranging from 12.05% to 14.75%. Fair value at year-end 2023 was determined using discount rates ranging from 12.00% to 14.50% and weighted average constant prepayment rates (CPR) ranging from 10.00% to 15.26%.

No valuation allowance was recorded as of September 30, 2024, 2023 and 2022.

Continued

30

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 6 – LEASES

Lessee Arrangements

The Company enters into leases in the normal course of business primarily for financial centers, back-office operations locations, business, and information technology equipment. Certain lease agreements contain renewal options which are considered in the determination of the lease term if they are deemed reasonably certain to be executed. The Company's leases do not include residual value guarantees or covenants.

The Company includes lease extension and termination options in the lease term if, after considering relevant economic factors, it is reasonably certain the Company will exercise the option. The Company has elected not to recognize leases with original lease terms of 12 months or less (short-term leases) on the Company's balance sheet.

Leases are classified as operating and finance leases at the lease commencement date. Lease expense for operating leases and short-term leases is recognized on a straight-line basis over the lease term. Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are estimated based on the present value of future lease payments discounted using the Company's incremental secured borrowing rates as of the commencement date of the lease.

Right-of-use assets and lease liabilities by lease type, and the associated balance sheet classifications are as follows at September 30 (in thousands):

	Balance Sheet Classification	2024	2023
Right of use assets:			
Operating leases	Other assets	$ 9,877	$ 11,683
Finance lease	Fixed assets, net	131	524
Total right-of-use assets		$ 10,008	$ 12,207
Lease liabilities:			
Operating leases	Accrued expenses and other liabilities	$ 8,703	$ 10,323
Finance lease	Accrued expenses and other liabilities	260	796
Total lease liabilities		$ 8,963	$ 11,119

Lease Expense

The components of total lease cost for the period ending were as follows for the year ended September 30 (in thousands):

	2024	2023	2022
Finance lease cost:			
Amortization of right-of-use assets	$ 393	$ 393	$ 393
Interest on lease liabilities	28	54	77
Operating lease cost	2,364	2,274	1,188
Short-term lease cost	14	112	253
Variable lease cost	497	690	251
Total lease cost	$ 3,296	$ 3,523	$ 2,162

Continued
31

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 6 – LEASES (Continued)

Lease obligations

Future undiscounted lease payments for finance and operating leases with initial terms for one year or more as of September 30, 2024 are as follows (in thousands):

	Finance Lease	Operating Leases
2025	$ 263	$ 2,270
2026	-	2,075
2027	-	1,973
2028	-	1,048
2029	-	660
Thereafter	-	2,595
Total undiscounted lease payments	263	10,621
Less: imputed interest	(3)	(1,918)
Net lease liabilities	$ 260	$ 8,703

Supplemental Lease Information at September 30 (dollars in thousands)

	2024	2023
Finance lease weighted average remaining lease term (years)	0.3	1.3
Finance lease weighted average discount rate	5.0%	5.0%
Operating leases weighted average remaining lease term (years)	5.7	6.3
Operating leases weighted average discount rate	5.9%	5.7%
Cash paid for amounts included in the measurement of lease liabilities		
Operating cash flows from operating leases	$ 1,633	$ 1,944
Operating cash flows from finance lease	28	54
Financing cash flows from finance lease	536	494
Right-of-use assets obtained in exchange for new operating lease liabilities	$ -	$ 4,804
Decreases to right-of-use assets resulting from remeasurement of lease obligations for operating lease liabilities	-	166

Continued

32

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 7 – ESTIMATED LOAN SUBSTITUTIONS AND PREPAYMENTS

The following table presents the activity in the estimated loan substitutions and prepayments during the years ended September 30, 2024, 2023 and 2022 (in thousands):

	2024	2023	2022
Estimated loan substitutions and prepayments:			
Beginning balance	$ 350,277	$ 270,313	$ 231,435
Provision for (credit from) estimated loan substitutions and prepayments, netted against gain on loan sales	165,400	38,198	(60,370)
Loan sales	299,046	303,543	291,349
Actual loan substitutions and prepayments	(361,203)	(261,777)	(192,101)
Total ending estimated loan substitutions and prepayments	$ 453,520	$ 350,277	$ 270,313

Actual loan substitutions and prepayments include the Company's approval of optional substitutions of defaulted loans and approval of optional premium reimbursement on loans prepaid by the borrower.

The estimated loan substitutions and prepayments is subject to total outstanding and sold loans of $7.3 billion and $6.4 billion as of September 30, 2024 and 2023, respectively.

The following table presents the activity in gain on loan sales, net during the years ended September 30, 2024, 2023 and 2022 (in thousands):

	2024	2023	2022
Gain on loan sales, gross	$ 702,303	$ 748,766	$ 747,713
Lower of cost or market adjustment	(14,571)	(295)	(646)
Increase in estimated loan substitutions and prepayments from sale of loans	(299,046)	(303,543)	(291,349)
(Provision for) credit from estimated loan substitutions and prepayments	(165,400)	(38,198)	60,370
Gain on loan sales, net	$ 223,286	$ 406,730	$ 516,088

NOTE 8 – SECURED BORROWINGS

Certain transfer agreements of loans to investors (including Pinnacle Bank) that do not meet the requirements of sale treatment are carried at principal value net of allowance for loans losses and net of deferred loan fees on the balance sheet with a corresponding liability classified as a secured borrowing, which represents the investors' interest. The Company and investors share in the interest income and principal losses pro-rata based on a contractual percentage, or according to a payment sharing agreement where the Company takes first loss up to an agreed upon threshold. The investors service the loans and remit the Company its share of the borrowers' payment. The secured borrowing itself is reduced as the related loans are repaid to the investors. As of September 30, 2024 and 2023, loans transferred to investors that do not meet the requirements of sale treatment are $449.5 million and $694.9 million, respectively.

Continued

33

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 8 – SECURED BORROWINGS (Continued)

TL1 had a term loan agreement with a financial institution in the amount of $18.8 million. This agreement was subsequently amended in November 2019 and April 2022 and matured in October 2023. There was $3.8 million outstanding as of September 30, 2023. This term loan agreement accrued interest at a rate of 6.2%. Interest expense was $322,000 and $507,000 for the years ended September 30, 2023 and 2022, respectively.

RC1 has a revolving line of credit agreement with a financial institution in the amount of $45 million. This agreement was subsequently amended in November 2019, April 2020 and December 2022. There was $11.3 million and $15.0 million outstanding as of September 30, 2024 and 2023, respectively. This revolving credit agreement accrues interest at a rate of 6.25% as of September 30, 2024 and 2023 and has a maturity date of October 2026. This line is collateralized by $12.5 million in loans held for investment as of September 30, 2024. Interest expense was $1.1 million, $644,000 and $381,000 for the years ended September 30, 2024, 2023 and 2022, respectively.

In November 2019, the Company transferred certain loans to Funding 01, which did not meet the requirements of sale treatment. The Company entered into a credit facility agreement in the amount of $200 million (the "Credit Facility") with a financial institution which is secured by the loans transferred to Funding 01. This agreement was subsequently amended from time to time, most recently in August 2024. The Credit Facility bears interest at prime and has a maturity date of February 2027. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the years ended September 30, 2024 and 2023. At September 30, 2024 and 2023, the Company had no outstanding borrowings on this facility and as such, there were no loans pledged against this facility. Interest expense was $227,000, $307,000 and $1.1 million for the years ended September 30, 2024, 2023 and 2022, respectively.

In November 2022, BHG Funding 03 established a revolving warehouse facility with a financial institution in the amount of $250 million. This facility has been subsequently amended from time to time, most recently in July 2024. There was zero outstanding as of September 30, 2024 and 2023. This facility accrues interest at one-month SOFR plus 3.125% per annum (8.29% as of September 30, 2024 and 8.45% as of September 30, 2023) and will mature in November 2027. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the years ended September 30, 2024 and 2023. Interest expense was $5.1 million and $4.5 million for the years ended September 30, 2024 and 2023, respectively.

In November 2022, BHG Funding 04 established a revolving warehouse facility with a financial institution in the amount of $300 million. The facility has been subsequently from time to time, most recently in August 2024. There was zero outstanding as of September 30, 2024 and 2023. This facility accrues interest at one-month SOFR plus 2.25% per annum (7.41% as of September 30, 2024 and 7.58% as of September 30, 2023) and will mature in August 2027. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the years ended September 30, 2024 and 2023. Interest expense was $6.5 million and $2.1 million for the years ended September 30, 2024 and 2023, respectively.

Continued

34

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 8 – SECURED BORROWINGS (Continued)

In November 2022, BHG Funding 05 established a loan purchase facility with a financial institution for the funding of certain receivables in the amount of $456.3 million. The initial draw occurred in November 2022 for the amount of $248.6 million. The second draw occurred in December 2022 for the amount of $207.7 million. There was $280.6 million and $396.4 million outstanding as of September 30, 2024 and 2023, respectively. This facility accrues interest at a rate of 7.9965% for the first draw and 7.9005% for the second draw. The facility has a maturity date of November 2027. This facility is collateralized by $343.0 million in loans held for investment as of September 30, 2024. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the years ended September 30, 2024 and 2023. Interest expense was $28.5 million and $29.9 million for the years ended September 30, 2024 and 2023, respectively.

In February 2023, BHG Funding 06 established a loan purchase facility with a financial institution for the funding of certain receivables. The initial draw occurred in March 2023 for the amount of $75 million. The second draw occurred in May 2023 for the amount of $105.5 million. There was $112.4 million and $163.3 million outstanding as of September 30, 2024 and 2023, respectively. This facility accrues interest at a rate of 8.16% for the first draw and 7.565% for the second draw. The facility has a maturity date of May 2036. This facility is collateralized by $150.3 million in loans held for investment as of September 30, 2024. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the years ended September 30, 2024 and 2023. Interest expense was $12.1 million and $6.4 million for the years ended September 30, 2024 and 2023, respectively.

In August 2024, BHG Funding 08 established a loan purchase facility with a financial institution for the funding of certain receivables in the amount of $44.7 million. There was $44.7 million outstanding as of September 30, 2024. This facility accrues interest at a rate of 6.625%. The facility has a maturity date of August 2030. This facility is collateralized by $49.5 million in loans held for investment as of September 30, 2024. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the year ended September 30, 2024. Interest expense was $271,000 for the year ended September 30, 2024.

In an ABS transaction, the Company transferred certain loans to BHG Securitization Funding, which did not meet the accounting requirements of sale treatment. Next, BHG Securitization Funding transferred the loans to a securitization trust in exchange for notes indirectly backed by the respective loans by way of an equity interest in a grantor trust. Both of these subsequent transfers also did not meet the accounting requirements for sale treatment. The asset backed notes are secured by ownership certificates in the securitization trust, which owns a 100% ownership interest in the grantor trust which ultimately holds the respective loans. The asset backed notes are issued in different tranches, bearing interest at fixed rates. The Company pays a one-time non-refundable upfront underwriting fee and certain other costs related to the issuance of the notes.

Continued
35

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 8 – SECURED BORROWINGS (Continued)

See below table for details of ABS transactions as of September 30, 2024 (dollars in thousands):

Securitization Trust	Grantor Trust	Formation Date	Maturity Date	Asset Backed Notes Amount	Gross Loans Pledged as Collateral
Bankers Healthcare Group Securitization Trust 2020-A	Bankers Healthcare Group Grantor Trust 2020-A	July 2020	September 2031	Class A - $ - 2.56% Class B - $16,499 3.59% Class C - $23,770 5.17% Total - $40,269	$45,866
BHG Securitization Trust 2021-A	BHG Grantor Trust 2021-A	May 2021	November 2033	Class A - $71,557 1.42% Class B - $43,130 2.79% Class C - $14,620 3.69% Total - $129,307	$147,671
BHG Securitization Trust 2021-B	BHG Grantor Trust 2021-B	September 2021	October 2034	Class A - $22,268 0.90% Class B - $72,000 1.67% Class C - $50,600 2.24% Class D - $8,400 3.17% Class E - $ - 4.55% Total - $153,268	$186,010
BHG Securitization Trust 2022-A	BHG Grantor Trust 2022-A	February 2022	February 2035	Class A - $33,453 1.71% Class B - $99,000 2.70% Class C - $74,000 3.08% Class D - $8,750 3.56% Class E - $21,750 4.30% Total - $236,953	$268,168
BHG Securitization Trust 2022-B	BHG Grantor Trust 2022-B	June 2022	June 2035	Class A - $ - 3.75% Class B - $53,954 4.84% Class C - $52,090 5.39% Class D - $28,303 6.69% Class E - $ - 6.36% Total - $134,347	$179,525
BHG Securitization Trust 2022-C	BHG Grantor Trust 2022-C	September 2022	October 2035	Class A - $19,295 5.32% Class B - $95,270 5.93% Class C - $84,683 6.56% Class D - $15,878 7.85% Class E - $30,267 9.73% Total - $245,393	$285,799
BHG Securitization Trust 2023-A	BHG Grantor Trust 2023-A	March 2023	April 2036	Class A - $78,109 5.55% Class B - $48,735 6.35% Class C - $31,407 7.10% Class D - $16,444 8.55% Class E - $12,540 11.85% Total - $187,235	$218,925
BHG Securitization Trust 2024-1CON	BHG Grantor Trust 2024-1CON	March 2024	April 2035	Class A - $103,625 5.81% Class B - $69,825 6.49% Class C - $33,630 6.86% Class D - $12,825 8.00% Class E - $12,825 10.45% Total - $232,730	$262,213
Total ABS Transactions				Total - $1,359,502	

Continued

36

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 8 – SECURED BORROWINGS (Continued)

See below table for details of ABS transactions as of September 30, 2023 (dollars in thousands):

Securitization Trust	Grantor Trust	Formation Date	Maturity Date	Asset Backed Notes Amount	Gross Loans Pledged as Collateral
Bankers Healthcare Group Securitization Trust 2020-A	Bankers Healthcare Group Grantor Trust 2020-A	July 2020	September 2031	Class A - $13,766 2.56% Class B - $22,610 3.59% Class C - $23,770 5.17% Total - $60,146	$68,595
BHG Securitization Trust 2021-A	BHG Grantor Trust 2021-A	May 2021	November 2033	Class A - $117,617 1.42% Class B - $43,130 2.79% Class C - $14,620 3.69% Total - $175,367	$202,193
BHG Securitization Trust 2021-B	BHG Grantor Trust 2021-B	September 2021	October 2034	Class A - $81,277 0.90% Class B - $72,000 1.67% Class C - $50,600 2.24% Class D - $8,400 3.17% Class E - $ - 4.55% Total - $212,277	$247,081
BHG Securitization Trust 2022-A	BHG Grantor Trust 2022-A	February 2022	February 2035	Class A - $124,380 1.71% Class B - $99,000 2.70% Class C - $74,000 3.08% Class D - $8,750 3.56% Class E - $21,750 4.30% Total - $327,880	$352,064
BHG Securitization Trust 2022-B	BHG Grantor Trust 2022-B	June 2022	June 2035	Class A - $33,701 3.75% Class B - $73,468 4.84% Class C - $52,090 5.39% Class D - $28,303 6.69% Class E - $ - 6.36% Total - $187,562	$242,738
BHG Securitization Trust 2022-C	BHG Grantor Trust 2022-C	September 2022	October 2035	Class A - $90,779 5.32% Class B - $95,270 5.93% Class C - $84,683 6.56% Class D - $15,878 7.85% Class E - $30,267 9.73% Total - $316,877	$370,529
BHG Securitization Trust 2023-A	BHG Grantor Trust 2023-A	March 2023	April 2036	Class A - $129,701 5.55% Class B - $48,735 6.35% Class C - $31,407 7.10% Class D - $16,444 8.55% Class E - $12,540 11.85% Total - $238,827	$279,872
Total ABS Transactions				Total - $1,518,936	

Continued

37

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 8 – SECURED BORROWINGS (Continued)

Secured borrowings at September 30, 2024 and 2023 consist of the following (in thousands):

	2024	2023
Loans transferred to investors, not meeting sale treatment	$ 449,517	$ 694,856
Borrowings under term loan facilities	437,691	563,458
Borrowings under revolving credit facilities	11,308	15,017
Borrowings related to ABS transactions (from above table)	1,359,502	1,518,936
Total secured borrowings	2,258,018	2,792,267
Less: Unamortized debt issuance costs on the borrowings	(21,163)	(24,242)
Secured borrowings, net of unamortized debt issuance costs	$ 2,236,855	$ 2,768,025

Debt issuance costs have been presented as a direct reduction of the Company's secured borrowings in the consolidated balance sheets and are amortized into the income statement. A total of $21.1 million and $24.2 million of debt issuance costs remain to be amortized as of September 30, 2024 and 2023, respectively. Amortization of the debt issuance costs of $7.1 million, $8.1 million and $2.3 million was charged to secured borrowings interest expense for the years ended September 30, 2024, 2023 and 2022, respectively.

NOTE 9 – NOTES PAYABLE

In March 2020, 3700 Lakeside entered into a mortgage agreement in connection with the purchase of the Miramar, Florida property and facilities. The mortgage was subsequently amended in March 2021 and September 2022. The mortgage was paid off in September 2023. The mortgage was subject to an interest rate swap agreement that was terminated when the mortgage was paid off (see Note 14). Interest expense was $753,000 and $731,000 for the years ended September 30, 2023 and 2022, respectively.

In June 2021, the Company established a revolving line of credit with a financial institution in the amount of $350 million. The line of credit agreement was subsequently amended in December 2021, June 2022, April 2023, June 2023 and May 2024 to increase the borrowing limit to $675 million. There was $275 million and $345 million outstanding as of September 30, 2024 and 2023, respectively. This line of credit accrues interest at one-month SOFR plus 2.00% per annum (7.10% as of September 30, 2024 and 7.32% as of September 30, 2023) and will mature in June 2027. This line of credit is collateralized by all assets of the Company. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the years ended September 30, 2024 and 2023. Interest expense was $18.3 million, $27.9 million and $11.7 million for the years ended September 30, 2024, 2023 and 2022, respectively.

Continued

38

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 39 NOTE 9 – NOTES PAYABLE (Continued) In September 2021, the Company established a revolving line of credit with a financial institution in the amount of $35 million. The revolving line of credit was subsequently converted into a term note payable in January 2022. This term note payable was paid off in April 2023. The term note was subject to an interest rate swap agreement that was terminated when the note payable was paid off (see Note 14). Interest expense was $775,000 and $1.2 million for the years ended September 30, 2023 and 2022, respectively. In December 2021, the Company established an unsecured revolving line of credit with a financial institution in the amount of $50 million. The revolving line of credit was subsequently amended in December 2022 and April 2023. The revolving line of credit was terminated in September 2023. Interest expense was $2.2 million and $174,000 for the years ended September 30, 2023 and 2022, respectively. In June 2024, the Company established an unsecured revolving line of credit with Pinnacle Bank in the amount of $50 million. There was zero outstanding as of September 30, 2024. This line of credit accrues interest at one-month SOFR plus 2.00% per annum plus an applicable margin (9.16% as of September 30, 2024) and will mature in September 2025. This line of credit is collateralized by all assets of the Company. The credit agreement contains covenants requiring the Company to maintain certain financial ratios and satisfy certain other affirmative and negative covenants. The Company is in compliance with each of the covenants as of and for the year ended September 30, 2024. Interest expense was zero for the year ended September 30, 2024. Notes payable consists of the following at September 30 (in thousands): 2024 2023 Revolving lines of credit $ 275,000 $ 345,000 The scheduled maturities of notes payable outstanding as of September 30, 2024 are as follows (in thousands): 2025 $ - 2026 - 2027 275,000 2028 - 2029 - Thereafter - Total notes payable $ 275,000 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 40 NOTE 10 – VARIABLE INTEREST ENTITIES Consolidated Variable Interest Entities The Company determined that Funding 01, Funding 03, Funding 04, Funding 05, Funding 06 and Funding 08 (collectively referred to as the “Funding Entities”) are VIEs. The Company serves as the servicer of these entities, has the power to make significant decisions impacting the performance of the entities and holds significant variable interests in the entities. The Company has also provided credit enhancement to the lenders of the entities. Therefore, the Company consolidates these entities in the consolidated financial statements. The Company determined that RC1, RC2, and TL1 are VIEs. The Company is the servicer of these entities, has the power to make significant decisions impacting the performance of the entities and holds a significant variable interest in the entities. Therefore, the Company consolidates these entities in the consolidated financial statements. The Company determined that the ABS Entities are VIEs. The Company is the servicer of these entities, has the power to make significant decisions impacting the performance of the entities and holds a significant variable interest in the entities. In addition, the Company has the obligation to absorb losses and the rights to receive benefits from the ABS Entities, both of which could be potentially significant to the Company. These types of securitization structures are treated as secured financings, in which the receivables remain on the consolidated balance sheet, and the debt issued by the ABS entities is shown as secured borrowings on the consolidated balance sheets. All VIE assets are restricted from being sold or pledged as collateral. The cash flows from these assets are the only source used to pay down the associated liabilities, which are non-recourse to the Company. Recourse to the Company by holders of the asset-backed securities and by the trust, for failure of the obligors to make payments on a timely basis, is limited to the assets included in the securitization and the Company’s retained interests in the securitization. The following table presents information on assets and liabilities related to VIEs consolidated by the Company as of September 30 (in thousands): September 30, 2024 Funding RC1 and ABS Entities TL1 Entities Total Assets Cash and cash equivalents $ 15,309 $ 1,455 $ 62,031 $ 78,795 Loans, net of allowance for credit losses - 11,210 - 11,210 Loans pledged, net of allowance for credit losses 452,279 - 1,391,802 1,844,081 Accrued interest receivable 4,147 92 11,463 15,702 Intercompany receivables1 3,129 - 5,651 8,780 Other assets 3,890 - - 3,890 Total assets $ 478,754 $ 12,757 $ 1,470,947 $ 1,962,458 Liabilities Secured borrowings , net of unamortized debt issuance costs $ 432,411 $ 11,308 $ 1,343,619 $ 1,787,338 Intercompany payables1 8,115 54 5,687 13,856 Accrued expenses and other liabilities 7,077 182 (1,329) 5,930 Total liabilities $ 447,603 $ 11,544 $ 1,347,977 $ 1,807,124 BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 41 NOTE 10 – VARIABLE INTEREST ENTITIES (Continued) September 30, 2023 Funding RC1 and ABS Entities TL1 Entities Total Assets Cash and cash equivalents $ 39,019 $ 1,720 $ 71,621 $ 112,360 Loans, net of allowance for loan losses - 19,444 - 19,444 Loans pledged, net of allowance for loan losses 562,031 - 1,572,742 2,134,773 Accrued interest receivable 4,693 146 11,625 16,464 Intercompany receivables1 3,129 - 4,583 7,712 Other assets 2,724 - - 2,724 Total assets $ 611,596 $ 21,310 $ 1,660,571 $ 2,293,477 Liabilities Secured borrowings , net of unamortized debt issuance costs $ 552,807 $ 18,770 $ 1,501,593 $ 2,073,170 Intercompany payables1 6,178 62 4,622 10,862 Accrued expenses and other liabilities 2,365 76 183 2,624 Total liabilities $ 561,350 $ 18,908 $ 1,506,398 $ 2,086,656 1Intercompany receivables and payables are eliminated in consolidation. Nonconsolidated Variable Interest Entities The Company will sell loans to unaffiliated trusts in which the Company has continuing involvement as the servicer of these loans. The Company does not have any other involvement in the trusts and accordingly is not the primary beneficiary. The Company recognized servicing assets of $11.6 million and $9.4 million and gain on sale of $36.5 million and $28.4 million based on the sale of loans to the trusts during the years ended September 30, 2024 and 2023, respectively. In May 2023, the Company designed and created Funding 07 to hold consumer and commercial loans to transfer credit and interest rate risk associated with the loans through the issuance of collateralized notes in addition to residual certificates. The Company has a variable interest in Funding 07, as the Company owns the residual certificates that absorb variability. The Company also has continuing, non-controlling involvement with the Funding 07 as the servicer. The servicing agreement provides the largest owner of the collateralized notes to Funding 07 with the right to remove the Company as the servicer of delinquent or defaulted loans, therefore, the Company has concluded the largest owner of the collateralized notes has the power to control the activities which most impact the economic performance of Funding 07, and accordingly the Company is not the primary beneficiary. Accordingly, the Company has deconsolidated Funding 07 and recognized a residual interest in the entity, a servicing asset and a gain on sale of $27.4 million during the year ended September 30, 2023. Residual interest is $82.4 million and $90.3 million and servicing assets are $5.1 million and $9.4 million as of September 30, 2024 and 2023, respectively. The maximum exposure to loss as a result of the Company’s involvement with Funding 07 is limited to the Company’s investment. The Company did not provide financial support to Funding 07 beyond the initial equity investment. There are no liquidity arrangements, guarantees or other commitments by third parties that may affect the fair value or risk of the Company’s variable interests in Funding 07. The Company did not exercise a cleanup call on the nonconsolidated VIE during the years ended September 30, 2024 or 2023. In March 2024, the Company sold 90.05% of its residual in BHG Securitization Trust 2023-B to an unrelated party. The Company has determined that they are no longer the primary beneficiary and has therefore deconsolidated the entity resulting in a $22.2 million gain on sale during the year ended September 30, 2024. Residual interest relating to this sale was $2.4 million as of September 30, 2024. Bond investments were $11.6 million as of September 30, 2024. BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 Continued 42 NOTE 11 – RELATED PARTY TRANSACTIONS The Company has an agreement with a related party to conduct broker transactions and facilitate sales and marketing on behalf of the Company. The expense amounted to $8.6 million, $7.6 million and $8.3 million for the years ended September 30, 2024, 2023 and 2022, respectively, and has been included in professional services on the consolidated statements of income. The Company leases three properties from related parties. One office building is leased from Crawford & Castro Properties, LLC, another building is leased from Broward Business Center, LLC and a parking lot is leased from Broward Business Center II, LLC. All three related parties are owned by two members of the Company’s Board of Directors. The expense amounted to $992,000, $1.2 million and $1.4 million for the years ended September 30, 2024, 2023 and 2022, respectively. The Company provided marketing and sales activities for BHG MC Services, LLC (“MC Services”), a credit card origination company and Pinnacle Bank, which was the credit card issuer of BHG branded credit cards. MC Services originated credit cards for the Company’s borrowers, established the reserve for loan losses, provided software, regulatory compliance, and other services for the credit card portfolio. The Company received the benefit of branding from having its name on credit cards issued and was able to market credit card holders for its loan products. MC Services is owned by two members of the Company’s Board of Directors and two Company executives. In December 2021, the Company acquired a 50% profit share in a consumer and commercial credit card portfolio for $25 million from MC Services. In May 2023, the Company purchased an incremental intangible asset related to the original credit card portfolio purchased for $6.7 million from MC Services. As of September 30, 2024 and 2023, the remaining 50% profit share in the portfolio was owned by Pinnacle Bank. The Company partners with Pinnacle Bank, one of the Company’s stockholders, to facilitate loan originations as part of the Company’s AF portfolio. The Company purchases loans funded by Pinnacle Bank, which are included in loans held for sale at time of purchase. The Company purchased $144.5 million, $376.1, and $247.9 million of commercial loans and $1.6 billion, $924.2 million and $723.2 million of consumer loans for the years ending September 30, 2024, 2023 and 2022, respectively. The Company transfers loans to Pinnacle Bank that do not meet the requirements of sale treatment (see Note 8 for loans transferred to investors). Loans transferred to Pinnacle Bank that do not meet the requirements of sale treatment are $177.2 million and $283.6 million, as of September 30, 2024 and 2023, respectively, and are included in loans, net of allowance, on the consolidated balance sheet. During the year ended September 30, 2024, the Company reacquired $30.7 million of loans from Pinnacle Bank that were previously classified as held for investment. The Company has cash on deposit at Pinnacle Bank of $279.2 million and $329.4 million as of September 30, 2024 and 2023, respectively, of which $30.2 million and $61.6 million was restricted. In June 2024, the Company established an unsecured revolving line of credit with Pinnacle Bank, as disclosed in Note 9.

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 11 – RELATED PARTY TRANSACTIONS (Continued)

The Company engages Capital Collections Management, LLC ("CCMR3"), a nationally licensed collection agency, to collect on delinquent accounts. These accounts include all consumer borrowings, and any commercial borrowings that were originated by a third-party or are greater than 60 days past due. The fee paid is contingent on successful collection of payments from delinquent borrowers. The majority of CCMR3 is owned by two members of the Company's Board of Directors. The expense amounted to $19.7 million, $13.2 million and $7.9 million for the years ended September 30, 2024, 2023 and 2022, respectively, and has been included in portfolio expenses on the consolidated statements of income. The Company also reimburses CCMR3 for legal expenses incurred relating to their collection efforts. The expense amounted to $15.3 million, $10.2 million and $5.3 million for the years ended September 30, 2024, 2023 and 2022, respectively, and has been included in professional services on the consolidated statements of income.

NOTE 12 – FAIR VALUE

The Company used the following method and significant assumptions to estimate fair value:

Residual interests: The Company estimated the fair value of the residual interests using a valuation prepared by a third party. The third party's estimate was based on reported trade activity for U.S. consumer and commercial unsecured loan portfolios or similar vintage, size and duration as well as residual interests that infrequently trade bi-laterally. The Company reviewed the methodologies and processes of the third-party firm and compared their valuation with internal estimates. The Company performs an ongoing analysis of valuations received from the third-party valuation firm and those developed internally to determine that they represent appropriate estimates of fair value. Management classifies residual interests as Level 3 due to the use of significant unobservable inputs in the fair value measurements.

Bond investments: The Company estimated the fair value of bonds held in the Company's sponsored ABS issuances using industry pricing data from third party pricing vendors. The Company compares the pricing obtained from these vendors with internal estimates and data from other comparable transactions. The Company performs an ongoing analysis of these pricing vendors to determine that they represent appropriate estimates of fair value. Management classifies bond investments as Level 3 due to the use of significant unobservable inputs in the fair value measurements. Bond investments are included in other assets on the consolidated balance sheets.

The Company's consolidated financial statements include assets and liabilities that are measured based on their estimated fair values. Refer to Note 1- Nature of Operations and Summary of Significant Accounting Policies for information on the fair value hierarchy, valuation methodologies, and key inputs used to measure financial assets and liabilities recorded at fair value, as well as methods and assumptions used to estimate fair value disclosures for financial instruments not recorded at fair value in their entirety on a recurring basis.

Continued

43

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 12 – FAIR VALUE (Continued)

The following tables present the carrying amount and estimated fair value of financial instruments included in the consolidated financial statements.

Assets measured at fair value on a recurring basis are summarized below (in thousands):

	Fair Value Measurements Using:			
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
September 30, 2024				
Financial assets				
Residual interests	$ -	$ -	$ 84,734	$ 84,734
Bond investments [1]	-	-	11,568	11,568

[1] These assets are presented within other assets on the Company's consolidated balance sheet

September 30, 2023				
Financial assets				
Residual interest	$ -	$ -	$ 90,309	$ 90,309

The table below presents a reconciliation of all assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

	Residual Interests	Bond Investments
Balance of recurring Level 3 assets at October 1, 2022	$ -	$ -
Issuances	85,050	-
Total gains or losses for the period:		
Included in other income	5,259	-
Balance of recurring Level 3 assets at September 30, 2023	$ 90,309	$ -
Issuances	2,852	12,959
Payments received	(10,287)	(1,391)
Total gains or losses for the period:		
Included in other income	1,860	-
Balance of recurring Level 3 assets at September 30, 2024	$ 84,734	$ 11,568

The Company elected the fair value option to measure the residual interests subsequent to initial recognition, as we believe that fair value is a more meaningful measure of the ongoing economics for our residual interests' expected rights.

The Company's residual investment valuation was supported by an analysis which included (1) expected cash flow assumptions for included loans; (2) loan pre-payment and default assumptions, and (3) discounted cash flow modeling. Assumptions are updated for reporting periods.

Continued

44

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 12 – FAIR VALUE (Continued)

The following table presents quantitative information about recurring Level 3 fair value measurements at September 30, 2023 (dollars in thousands):

	Fair Value	Valuation Technique	Unobservable Inputs	Input
September 30, 2024				
Residual interests	$ 84,734	Discounted cash flow	Prepayment rate	14% - 15%
			Loss rate	10% - 12%
			Discount rate	17% - 18%
Bond investments (1)	11,568	Discounted cash flow	Prepayment rate	15%
			Discount rate	5%-10%

(1) These assets are presented within other assets on the Company's consolidated balance sheet

	Fair Value	Valuation Technique	Unobservable Inputs	Input
September 30, 2023				
Residual interest	$ 90,309	Discounted cash flow	Prepayment rate	10% - 12%
			Loss rate	9% - 11%
			Discount rate	18%

The Company has certain assets that are subject to measurement at fair value on a nonrecurring basis. For these assets, measurement at fair value in periods subsequent to their initial recognition is applicable if determined to be impaired. During 2023, the Company recorded a $9.8 million impairment of premises held for sale to reflect the estimated fair value of the property based on negotiations with a prospective purchaser. The estimated fair value was $17.0 million as of September 30, 2024. The Company also assesses the loans held for sale for possible impairment if the estimated fair value of the loans is less than their amortized cost. During the years ended September 30, 2024, 2023 and 2022, the Company did not have any other material assets which were measured at fair value due to impairment.

Fair Value of Financial Instruments: The carrying amounts and estimated fair values of financial instruments (represents exit price) at September 30, 2024 and 2023, are as follows (in thousands):

	Carrying Amount	Fair Value Measurements at September 30, 2024 Using: Level 1	Level 2	Level 3	Total
Financial assets:					
Cash and cash equivalents	$ 608,749	$ 608,749	$ -	$ -	$ 608,749
Loans, net	2,375,630	-	-	2,678,267	2,678,267
Loans held for sale	415,389	-	-	517,386	517,386
Accrued interest receivable	22,992	-	-	22,992	22,992
Accounts receivable	19,045	19,045	-	-	19,045
Residual interests	84,734	-	-	84,734	84,734
Bond investments[1]	11,568	-	-	11,568	11,568
Financial liabilities:					
Secured borrowings	$ 2,236,855	$ -	$ 2,223,698	$ -	$ 2,223,698
Notes payable	275,000	-	273,382	-	273,382

[1] These assets are presented within Other Assets on the Company's Consolidated Balance Sheet

Continued

45

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended September 30, 2024, 2023 and 2022

NOTE 12 – FAIR VALUE (Continued)

	Carrying Amount	Fair Value Measurements at September 30, 2023 Using: Level 1	Level 2	Level 3	Total
Financial assets:					
Cash and cash equivalents	$ 642,519	$ 642,519	$ -	$ -	$ 642,519
Loans, net	3,101,690	-	-	3,410,856	3,410,856
Loans held for sale	256,492	-	-	293,318	293,318
Accrued interest receivable	25,196	-	-	25,196	25,196
Accounts receivable	13,681	13,681	-	-	13,681
Residual interest	90,309	-	-	90,309	90,309
Financial liabilities:					
Secured borrowings	$ 2,768,025	$ -	$ 2,751,225	$ -	$ 2,751,225
Notes payable	345,000	-	342,906	-	342,906

NOTE 13 – POSTRETIREMENT PLANS

Long-term Incentive ("LTI") Plan: The Company adopted an LTI Plan effective January 2022. Through this plan, the Company may choose to provide equity-based incentives to selected employees, at the discretion of ownership. The awards may be in the form of Restricted Stock Units ("RSU") or Stock Appreciation Rights ("SAR"). RSU are a right to receive cash and/or shares of Company stock (as determined by the Company) equal to the share value. SAR are a right to receive an amount of cash and/or Company stock (as determined by the Company) based upon the excess of the most recent share value preceding the date of exercise over the grant price. The fair value of the RSU's and SAR's was determined using the Black-Scholes model. Both RSU's and SAR's vest in equal annual installments over a three or five year period beginning on the grant date, vesting is subject to continued employment through each applicable vesting date. Total RSU and SAR liabilities were $15.0 million and $6.8 million as of September 30, 2024 and 2023, respectively, and have been included in accrued compensation and other benefits on the balance sheets. Expenses for year ended September 30, 2024, 2023 and 2022 were $8.2 million, $3.3 million and $3.5 million, respectively, and have been included in salaries and employee benefits on the consolidated statement of income.

401(k) Plan: The Company sponsors a 401(k) benefit plan (the "Plan"). The Plan allows employee contributions up to the annual IRS limit. Effective April 1, 2023, the Plan was amended to provide a matching contribution on behalf of each participant in an amount equal to 50% of the participant contribution, up to 6% of their compensation. Prior to April 1, 2023, the Plan provided a matching contribution on behalf of each participant in an amount equal to 100% of the participant contribution, up to 6% of their compensation. Expenses for years ended September 30, 2024, 2023 and 2022 were $3.0 million, $4.6 million and $4.5 million, respectively, and have been included in salaries and employee benefits on the consolidated statements of income.

Continued

46

BANKERS HEALTHCARE GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Years ended September 30, 2024, 2023 and 2022 47 NOTE 14 – DERIVATIVES The Company utilizes interest rate swap agreements as part of its asset liability management strategy to help manage its interest rate risk position. The notional amount of the interest rate swaps does not represent amounts exchanged by the parties. The amount exchanged is determined by reference to the notional amount and the other terms of the individual interest rate swap agreements. Cash Flow Hedge: Interest rate swaps were designated as cash flow hedges of certain notes payable (as disclosed in Note 9) and were determined to be effective during the periods presented. These interest rate swaps were terminated during the year ended September 30, 2023. The amount of gain (loss) from the Company’s cash flow hedge relationships recorded on the statement of comprehensive income during the years ended September 30, 2024, 2023 and 2022 was as follows (in thousands): 2024 2023 2022 Derivatives: Interest rate swaps related to notes payable $ - $ (639) $ 6,272 The effect of cash flow hedge accounting on the income statement for the years ended September 30, 2024, 2023 and 2022 are as follows (in thousands): 2024 2023 2022 Gain on cash flow hedging relationships: Amount reclassified from accumulated OCI into income $ - $ 5,490 $ - NOTE 15 – SUBSEQUENT EVENT On October 22, 2024, FSG sold their remaining 7(a) loans to Pinnacle Bank for $10.0 million.